Exhibit 99.1

Energy Focus, Inc. Reports First Quarter Fiscal Year 2019 Financial Results

SOLON, Ohio, July 22, 2019 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in advanced LED lighting technologies, today announced financial results for its first quarter of the fiscal year 2019.

First Quarter 2019 Highlights:

•
Net sales decreased 31.8 percent for the three months ended March 31, 2019 as compared to the three months ended March 31, 2018, driven by a 51.3 percent decrease in military maritime sales period over period.

•
At March 31, 2019, we had $3.9 million in cash and cash equivalents and a total of $3.4 million in debt, including approximately $1.7 million in funding from the issuance of subordinated convertible notes.

•
During the first quarter of 2019, we took additional actions to reduce our operating expenses to be more commensurate with our sales volumes. These actions resulted in additional restructuring charges of $0.1 million for severance and related benefits charges during the first quarter of 2019.

“Since the leadership transition at the beginning of the second quarter of 2019, we have reorganized and realigned the company to achieve two primary goals: best serve our customers, and develop humanly, environmentally and financially impactful high-quality LED lighting products and solutions”, said James Tu, Chairman and CEO of Energy Focus Inc. “We have eliminated unnecessary overhead cost, strengthened support infrastructure for our customers, brought on board outstanding and exciting new leadership talents, sharpened our R&D and engineering focus for customer-centric innovations, and started to expand our business development team across the country. We expect these continuing initiatives and efforts to bring the company back on track to become a globally leading and most trusted LED lighting company, and to revitalize and accelerate our growth momentum in the quarters ahead.”

First Quarter 2019 Financial Results:

Net sales were $3.2 million for the first quarter of 2019 as compared to the first quarter of 2018 net sales of $4.7 million. Net sales from commercial products were $2.0 million, down from $2.2 million in the first quarter of 2018 reflecting fluctuations in the timing, pace, and size of commercial projects. Net sales from military maritime products were $1.2 million, down from $2.5 million in the first quarter reflecting the timing and fulfillment of U.S. Navy awards during the fourth quarter of 2017 and the first quarter of 2018.

Gross profit was $98 thousand, or 3.1% of net sales, for the first quarter of 2019, including excess and obsolete, and related reserves of $(0.8) million that impacted gross profit by 26.3 percentage points. This compares with gross profit of $0.8 million, or 18% of net sales in the first quarter of 2018.

Operating loss was ($2.8) million for the first quarter. This compares with an operating loss of ($2.4) million in the first quarter of 2018.

Net loss was ($2.9) million for the first quarter, compared with ($2.4) million in the first quarter of 2018. Net loss per share for the first quarter was ($0.24), compared with ($0.20) in the first quarter of 2018.

Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of ($2.0) million, compared with ($2.1) million in the first quarter of 2018.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Cash and cash equivalents were $3.9 million as of March 31, 2019, which included $1.7 million in borrowings under our $5.0 million revolving credit facility. This compares with $10.2 million, at the end of the first quarter of 2018.

Strategic Financing and Leadership Changes
On February 21, 2019, pursuant to an agreement entered into with an investor group, which holds a 17.6% ownership position in the Company, that had filed a Schedule 13D with the Securities and Exchange Commission on November 30, 2018, the Company appointed Geraldine McManus and Jennifer Cheng to join the board of directors. On March 29, 2019, the Company closed strategic financing from the 13D investors. The financing provided gross proceeds to the Company of approximately $1.7 million in exchange for subordinated convertible promissory notes that will automatically convert into shares of Series A Preferred Stock at the conversion rate on the first business day following the date that the Company’s stockholders approve the transactions contemplated by the Notes, including (a) the issuance of shares of Common Stock upon conversion of the shares of Series A Preferred Stock in excess of the number of shares of Common Stock permitted by NASDAQ Marketplace Rules, and (b) the increase in the number of authorized and available shares of Series A Preferred Stock pursuant to the Company’s Certificate of Incorporation, as amended.

In connection with the financing, James Tu joined our board of directors on April 1, 2019 and become our Chief Executive Officer on April 2, 2019.

On May 20, 2019, the Company appointed Mr. Steve Socolof to join the board of directors. In addition, effective July 1, 2019, Tod Nestor joined the Company as President, Chief Financial Officer, and Secretary.

Strategic Alternatives Review

Prior to, and in parallel with, the discussions with the 13D investor group, the Company’s board of directors retained Craig-Hallum Capital Group to act as its financial advisor to assist in conducting a thorough process to evaluate its strategic alternatives aimed at maximizing shareholder value, including the possible sale of some or all of the Company. In connection with this process, the board of directors determined that strategic financing was the most favorable option for the Company and its stockholders at this time.

In connection with the completion of this strategic process, the Company’s Chairman of the Board, Chief Executive Officer and President, Ted Tewksbury, and Jerry Turin, the Company’s Chief Financial Officer, resigned from all positions, in each case, effective following the Company’s filing of its Annual Report on Form 10-K. Also, in connection with the completion of this process, and under the terms of the financing, board members, Ron Black, Marc Eisenberg, and Satish Rishi resigned at the same time.

Cost Reduction Actions

During the first quarter of fiscal 2019, the Company implemented phased actions to reduce costs to minimize cash usage while continuing to pursue strategic alternatives as described above. Reductions have been limited to an initial phase in order to not diminish from the potential value of divestitures under the strategic review, or conflict with potential strategies subsequent to the financing.

Our initial actions included the elimination of certain positions, restructuring of the sales organization and incentive plan, flattening of the senior management team, additional operational streamlining, management compensation reductions, and outsourcing of certain functions including warehousing and marketing. In connection with these actions, we recorded severance and related benefits charges of $0.1 million during the three

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

months ended March 31, 2019. Following the executive transition that occurred on April 1, 2019, we expect to incur additional restructuring charges totaling approximately $0.1 million during the second quarter of 2019. These additional restructuring charges primarily relate to severance and related benefits charges as a result of eliminating nine positions, as well as, costs associated with closing our offices in San Jose, California and Taipei, Taiwan.

Earnings Conference Call:

We plan to resume our quarterly earnings conference calls after we announce our second quarter 2019 earnings.

Forward Looking Statements:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) our need for additional financing in the near term to continue our operations; (ii) our ability to continue as a going concern for a reasonable period of time; (iii) our ability to implement plans to increase sales and control expenses; (iv) transitions in the Company’s leadership, (v) our reliance on a limited number of customers for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (vi) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (vii) the timing of large customer orders, significant expenses and fluctuations between demand and capacity as we invest in growth opportunities; (viii) our ability to compete effectively against companies with lower cost structures or greater resources, or more rapid development efforts, and new competitors in our target markets; our ability to successfully scale our network of sales representatives, agents, and distributors to match the sales reach of larger, established competitors; (ix) market acceptance of LED lighting technology; (x) our ability to, remediate our material weakness, maintain effective internal controls and otherwise comply with our obligations as a public company and under Nasdaq listing standards; (xi) our ability to attract and retain qualified personnel, and to do so in a timely manner; (xii) the impact of any type of legal inquiry, claim, or dispute; (xiii) general economic conditions in the United States and in other markets in which we operate or secure products; (xiv) our dependence on military maritime customers and on the levels of government funding available to such customers, as well as the funding resources of our other customers in the public sector and commercial markets; (xv) our reliance on a limited number of third-party suppliers, our ability to obtain critical components and finished products from such suppliers on acceptable terms, and the impact of our fluctuating demand on the stability of such suppliers; our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels; (xvi) our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products; (xvii) any delays we may encounter in making new products available or fulfilling customer specifications; (xviii) any flaws or defects in our products or in the manner in which they are used or installed; (xix) our ability to protect

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

our intellectual property rights and other confidential information, and manage infringement claims by others; (xx) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; and (xxi) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations, including tariffs and other potential barriers to international trade.

About Energy Focus

Energy Focus is an industry-leading innovator of energy-efficient LED lighting technologies. As the creator of the first flicker-free LED products on the U.S. market, Energy Focus products provide extensive energy and maintenance savings, and aesthetics, safety, health and sustainability benefits over conventional lighting. Our customers include U.S. and foreign navies, U.S. federal, state and local governments, healthcare and educational institutions, as well as Fortune 500 companies. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com

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Media Contact:
Ashley Tolfo
Energy Focus, Inc.
(800) 327-7877
atolfo@energyfocus.com

Investor Contacts:
Satya Chillara
Darrow Associates, Inc.
(510) 396-2776
ir@energyfocus.com

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$3,861	$6,335
Trade accounts receivable, less allowances of $59 and $33, respectively	2,386	2,201
Inventories, net	8,251	8,058
Prepaid and other current assets	573	1,094
Total current assets	15,071	17,688

Property and equipment, net	510	610
Operating lease, right-of-use asset	1,682	—
Restructured	563	—
Other assets	213	194
Total assets	$18,039	$18,492

LIABILITIES
Current liabilities:
Accounts payable	$2,255	$3,606
Accrued liabilities	25	73
Accrued payroll and related benefits	346	435
Accrued severance	215	188
Accrued legal and professional fees	117	160
Accrued sales commissions	115	115
Accrued restructuring - short-term	36	156
Accrued warranty reserve	352	258
Deferred revenue	13	30
Operating lease liabilities	521	—
Restructured lease liabilities	400	—
Finance lease liabilities	3	—
Credit line borrowings	1,757	2,219
Total current liabilities	7,815	7,240

Other liabilities	30	200
Operating lease liabilities	1,346	—
Restructured lease liabilities	410	—
Finance lease liabilities	5	—
Total liabilities	9,606	7,440

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2019 and 2018
Issued and outstanding: no shares in 2019 and 2018	—	—
Common stock, par value $0.0001 per share:
Authorized: 30,000,000 shares in 2019 and 2018
Issued and outstanding: 12,090,695 at March 31, 2019 and 11,868,896 at December 31, 2018	1	1
Additional paid-in capital	128,799	128,367
Accumulated other comprehensive (loss) income	(1)	(1)
Accumulated deficit	(120,366)	(117,315)
Total stockholders’ equity	8,433	11,052
Total liabilities and stockholders’ equity	$18,039	$18,492

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended
	March 31,
	2019	2018
Net sales	$3,177	$4,659
Cost of sales	3,079	3,843
Gross profit	98	816

Operating expenses:
Product development	526	629
Selling, general, and administrative	2,241	2,647
Loss on impairment	—	—
Restructuring expenses	134	(50)
Total operating expenses	2,901	3,226
Loss from operations	(2,803)	(2,410)

Other expenses:
Interest expense	43	1
Other expenses	19	(21)

Loss from operations before income taxes	(2,865)	(2,390)
Provision for (benefit from) income taxes	—	—
Net loss	$(2,865)	$(2,390)

Net loss per share - basic and diluted:	$(0.24)	$(0.20)

Weighted average shares used in computing net loss per share:
Basic and diluted	12,126	11,900

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(2,865)	$(2,390)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	105	151
Stock-based compensation	543	195
Provision for doubtful accounts receivable	26	(22)
Provision for slow-moving and obsolete inventories and valuation reserves	(836)	(487)
Provision for warranties	101	7
Amortization of loan origination fees	20	—
Loss on dispositions of property and equipment	(1)	(19)
Changes in operating assets and liabilities:
Accounts Receivable	(210)	66
Inventories	643	597
Prepaid and other assets	459	(274)
Accounts payable	(1,329)	1,398
Accrued and other liabilities	(195)	13
Deferred revenue	(17)	22
Total adjustments	(691)	1,647
Net cash used in operating activities	(3,556)	(743)

Cash flows from investing activities:
Acquisitions of property and equipment	(5)	(57)
Proceeds from the sale of property and equipment	1	244
Net cash provided by (used in) investing activities	(4)	187

Cash flows from financing activities:
Common stock withheld in lieu of income tax withholding on vesting of restricted stock units	(111)	(32)
Principal payments under finance lease obligations	(1)	—
Proceeds from convertible notes	1,660	—
Net repayments on credit line borrowings	(462)	—
Net cash provided by (used in) financing activities	1,086	(32)

Effect of exchange rate changes on cash	—	(1)

Net decrease in cash and cash equivalents	(2,474)	(589)
Cash and cash equivalents at beginning of year	6,335	10,761
Cash and cash equivalents at end of period	$3,861	$10,172

Classification of cash and cash equivalents:
Cash and cash equivalents	3,519	9,830
Restricted cash held	342	342
Cash and cash equivalents at end of period	$3,861	$10,172

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Sales by Products
(In thousands)

	Three months ended
	March 31,
	2019	2018
Commercial products	$1,983	$2,205
Military maritime products	1,194	2,454
Total net sales	$3,177	$4,659

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, we provide certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, for the three months ended March 31, 2019, and 2018, include adjustments for our restructuring expenses, and for depreciation and stock compensation expenses that do not have a current period impact on cash flow.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess cash flow performance of the operations of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items which do not have a current period cash flow impact. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies.

	Three months ended
	March 31,
	2019	2018
Total operating expenses	$2,901	$3,226
Less: Impairment loss	—	—
Less: Restructuring	134	(50)
Operating expenses, excluding impairment and restructuring charges	$2,767	$3,276

	Three months ended
	March 31,
	2019	2018
Net loss	$(2,865)	$(2,390)
Impairment loss	—	—
Restructuring expenses	134	(50)
Net loss, excluding impairment and restructuring charges	(2,731)	(2,440)
Interest	43	1
Loan fee amortization	20	—
Income tax expense (benefit)	—	—
Depreciation	105	151
Stock-based compensation	543	195
Severance and benefits	2	7
Adjusted EBITDA	$(2,018)	$(2,086)

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877